As filed with the Securities and Exchange Commission on January 31, 2024

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Amer Sports, Inc.

(Exact Name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	2300 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

Amer Sports, Inc. 2024 Omnibus Incentive Plan Amer Sports, Inc. 2023 Stock Option Plan Rules Amer Sports, Inc. 2019 Stock Option Plan Rules (Full title of the plan)

Cricket Square, Hutchins Drive,

P.O. Box 2681,

Grand Cayman, KY1-1111,

Cayman Islands

+1 345 945 3901

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Andrew E. Page Chief Financial Officer One Prudential Plaza 130 East Randolph Street #600 Chicago, IL 60601 +1 773 714-6400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Kaplan Li He Roshni Banker Cariello Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 +1 212 450-4000	Jutta Karlsson General Counsel Konepajankuja 6 00511 Helsinki Finland +358 (0)20 712 2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Registration Statement on Form F-1, Amendment No. 2 filed with the Commission on January 26, 2024 (Registration No. 333-276370), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b) The Registrant’s prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-276370);

(c) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Registrant’s Registration Statement referred to in clause (a) above;

(d) The description of the Registrant’s share capital which is contained in the Registrant’s Registration Statement Form 8-A filed with the Commission on January 29, 2024 (Registration No. 001-41943), including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Cayman Islands’ laws do not limit the extent to which a company’s memorandum and articles of association may provide indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against fraud or the consequences of committing a crime. The Registrant’s amended and restated memorandum and articles of association permits indemnification of the Registrant’s directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of the Registrant’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of such person’s duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, the Registrant intends to enter into indemnification agreements with each of its directors and executive officers that provide such persons with additional indemnification beyond that provided in its amended and restated memorandum and articles of association. The Registrant intends to enter into indemnification agreements with each of the Registrant’s directors and officers. These agreements will require the Registrant to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to the Registrant reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to the Registrant or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

The Registrant’s Compensation Recoupment Policy prohibits indemnification for compensation subject to recovery under the policy.

The form of underwriting agreement filed as Exhibit 1.1 to the Registrant’s registration statement on Form F-1 also provides for indemnification of the Registrant and the Registrant’s officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Form of Articles of Amended and Restated Articles of Association of Amer Sports, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form F-1, No. 333-276370)
5.1*	Opinion of Conyers Dill & Pearman
23.1*	Consent of KPMG AB
23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
24.1*	Powers of Attorney (included in the signature pages hereto)
99.1*	Amer Sports, Inc. 2024 Omnibus Incentive Plan
99.2	Amer Sports, Inc. 2019 Stock Option Plan Rules (incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form F-1, No. 333-276370)
99.3	Amer Sports, Inc. 2023 Stock Option Plan Rules (incorporated by reference to Exhibit 10.8 of the Registrant’s Registration Statement on Form F-1, No. 333-276370)
107.1*	Filing Fee Table

*Filed herewith.

Item 9. Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Helsinki, on the date of January 31, 2024.

Amer Sports, Inc.

By:	/s/ Jie (James) Zheng
	Name:	Jie (James) Zheng
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew E. Page, Michael Hauge Sørensen and Jutta Karlsson and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Jie (James) Zheng	Chief Executive Officer	January 31, 2024
Jie (James) Zheng	(principal executive officer)

/s/ Andrew Page	Chief Financial Officer	January 31, 2024
Andrew E. Page	(principal financial officer and principal accounting officer)

/s/ Bi Mingwei	Director	January 31, 2024
Bi Mingwei

/s/ Ding Shizhong	Director	January 31, 2024
Ding Shizhong

/s/ Bruno Sälzer	Director	January 31, 2024
Bruno Sälzer

/s/ Catherine Spear	Director	January 31, 2024
Catherine Spear

/s/ Frank K. Tang	Director	January 31, 2024
Frank K. Tang

/s/ Tak Yan (Dennis) Tao	Director	January 31, 2024
Tak Yan (Dennis) Tao

/s/ Carrie Teffner	Director	January 31, 2024
Carrie Teffner

/s/ Dennis J. (Chip) Wilson	Director	January 31, 2024
Dennis J. (Chip) Wilson

/s/ Xiong Ling	Director	January 31, 2024
Xiong Ling

/s/ Kin Wah Stephen Yiu	Director	January 31, 2024
Kin Wah Stephen Yiu

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Amer Sports, Inc., has signed this registration statement or amendment thereto on January 31, 2024.

Authorized U.S. Representative

By:	/s/ Andrew E. Page
Name: Andrew E. Page
Title: Chief Financial Officer